UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-13097 (Commission File Number)	41-1526554 (I.R.S. Employer Identification Number)

2575 University Ave. W. St. Paul, Minnesota (Address of Principal Executive Offices)	55114 (Zip Code)
(651) 796-7300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Change in Control Severance Arrangements
     The Board of Directors of Synovis Life Technologies, Inc. approved new change in control severance agreements effective December 12, 2008 for certain members of senior management, including the company’s principal executive officer, principal financial officer and each other named executive officer. These new agreements will be entered into by such members of senior management and will replace all prior change in control severance agreements. The terms of the new agreements include the following:
•	If we (or our successor) terminate the executive without “cause,” or if the executive leaves voluntarily for a “good reason,” during the 24 month period after a “change in control,” or prior to a change in control if the termination was a condition of the change in control or at the request or insistence of a person related to the change in control, we (or our successor) would be required to pay the executive a lump sum cash payment equal to two times the sum of the executive’s annual salary and target bonus for the year during which the change in control occurs, unless the executive terminates his or her employment for any reason during the first full calendar month following the first anniversary of the change in control, in which case we (or our successor) would be required to pay the executive a lump sum cash payment equal to one times the sum of the executive’s annual salary and target bonus for the year during which the change in control occurs.

•	Each executive would receive continued coverage under group and supplemental health and dental plans at the rate for active employees for 24 months or until the executive becomes covered under another group plan.

•	Upon a change in control, all issued and outstanding options would immediately vest and be exercisable in full, regardless of whether the executive continued to be employed by us (or our successor).

•	If any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to excise tax as “excess parachute payments” we would make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax, imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.
The foregoing description of the new standard change in control severance agreement does not purport to be complete and is qualified in its entirety by the provisions of the form of change in control severance agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Form of Change in Control Severance Agreement (filed herewith).

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOVIS LIFE TECHNOLOGIES, INC.
Dated: December 17, 2008	By:	/s/ Brett A. Reynolds
Brett A. Reynolds
Vice President of Finance, Chief Financial Officer and Corporate Secretary

SYNOVIS LIFE TECHNOLOGIES, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Change in Control Severance Agreement (filed herewith).